EXHIBIT 10.2

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into as of the 27th day of November, 2006, by and between Tommy Loflin (“Seller”), and I Crystal, Inc., a Delaware corporation (“Buyer”).

WHEREAS, Seller is the owner of certain Internet web sites and Internet web pages associated therewith; and

WHEREAS, Seller desires to sell to Buyer, upon the terms and subject to the conditions hereinafter set forth, those certain Internet web sites and Internet web pages associated therewith, and Buyer desires to purchase and acquire those certain Internet web sites and Internet web pages associated therewith from Seller; and

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged by the parties hereto, Buyer and Seller, on the basis of, and in reliance upon, the representations, warranties, covenants, obligations and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, hereby agree as follows:

1. PURCHASE AND SALE OF ASSETS.

 1.1 Purchase and Sale of Assets. Seller shall, and hereby does, effective as of the date of mutual execution hereof (the “Effective Time”), subject to the provisions of Section 4.1(c), sell, assign, transfer and deliver to Buyer, free and clear of all liens and encumbrances and Buyer shall, and hereby does, effective as of the Effective Time, purchase and acquire from Seller, those assets listed in Schedule 1.1 attached hereto and made a part hereof, such assets being hereinafter referred to collectively as the “Acquired Assets”.

 1.2 Liabilities. Buyer shall not assume or be liable for, and Seller shall retain, discharge and perform, any and all liabilities and obligations of Seller attributable to the Acquired Assets. Seller hereby covenants and agrees to perform and discharge fully or indemnify Buyer from any and all such liabilities.

 1.3 Purchase Price. The consideration (the “Purchase Price”) to be paid for the Acquired Assets shall be 200,000 shares of the $.001 par value common stock of Buyer.

2. FURTHER AGREEMENTS.

 2.1 Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of Buyer and Seller, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 2.1 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

 2.2 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

3. EFFECTIVE TIME.

 3.1 Effective Time. The Effective Time of the transactions contemplated by this Agreement shall be upon the mutual execution of this Agreement.

 3.2 Conditions to Buyer’s Obligation to Close. The following obligations of Seller are conditions precedent to Buyer’s obligations to close and must be satisfied by Seller or waived by Buyer:

  (a) All representations and warranties of Seller contained in this Agreement will be true in all material respects on and as of the Effective Time;

  (b) Seller will have complied in all material respects with the covenants and agreements set forth herein to be performed by it before the Effective Time;

  (c) The parties to this Agreement shall have obtained, prior to the Effective Time, all consents required for the consummation of the transactions contemplated by this Agreement from any party to any commitment, agreement, instrument, lease, license, arrangement or understanding to which any of them is a party, or to which any of their respective businesses, properties or assets are subject;

  (d) There shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

  (e) No statute, rule or regulation or order or decree of any court or Governmental Authority will be in effect which prohibits the consummation of the transactions contemplated by this Agreement; and

  (f) Buyer will have received from Seller the deliveries of Seller listed in Section 3.4 below.

 3.3 Conditions to Seller’s Obligation to Close. The following obligations of Buyer are conditions precedent to Seller’s obligations to close and must be satisfied by Buyer or waived by Seller:

  (a) The representations and warranties of Buyer contained in this Agreement will be true in all material respects as of the Effective Time;

  (b) Buyer will have complied in all material respects with the covenants and agreements set forth herein to be performed by it before the Effective Time;

  (c) The parties to this Agreement shall have obtained, prior to the Effective Time, all consents required for the consummation of the transactions contemplated by this Agreement from any party to any commitment, agreement, instrument, lease, license, arrangement or understanding to which any of them is a party, or to which any of their respective businesses, properties or assets are subject;

  (d) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

  (e) No statute, rule or regulation or order or decree of any court or Govemmental Authority will be in effect which prohibits Seller from consummating the transactions contemplated by this Agreement; and

  (f) Seller will have received from Buyer the deliveries of Buyer listed in Section 3.5 below.

 3.4 Seller’s Deliveries. At the Closing, and subject to the terms and conditions herein contained, Seller shall deliver to Buyer the following:

  (a) A duly executed Bill of Sale and Assignment, in the form of Exhibit 3.4(a) attached hereto, to transfer, assign and vest in Buyer all of Seller’s right, title and interest in and to the Acquired Assets;

  (b) A duly executed Assignment, in the form of Exhibit 3.4(b) attached hereto, to transfer, assign and vest in Buyer all of Seller’s right, title and interest in and to certain intellectual property of Seller;

  (c) All of the agreements, contracts, commitments, leases, plans, bids, quotations, proposals, instruments, computer programs and software, data bases, whether in the form of computer tapes or otherwise, related object and source codes, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondences, legal opinions, rulings issued by governmental authorities, and other documents, books records, papers, files, office supplies and data belonging to Seller which are part of the Acquired Assets;

  (d) Applicable third party consents to assignments and assumptions;

  (e) All schedules to be provided to Buyer hereunder; and

  (k) Such other documents as Buyer may reasonably request hereunder.

 3.5 Buyer’s Deliveries. At the Effective Time, and subject to the terms and conditions herein contained, Buyer will execute and/or deliver to Seller the following:

  (a) the payment to be made pursuant to Section 1.3; and

  (b) Such other documents as Seller may reasonably request hereunder.

 3.6 Further Assurances. Each of the parties to this Agreement shall, from time to time after the Effective Time, at the other party’s request and at their own expense, promptly execute, acknowledge and deliver to the other party such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the other party may reasonably require in order to vest more effectively in such party, or to put such party more fully in possession of, any of the Acquired Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement. Seller, at no fee, agrees to cooperate with Buyer in connection with Buyer’s application for the transfer or re-issuance in the name of Buyer of all authorizations or to satisfy any regulatory requirements involving the transfer of the Acquired Assets. If any authorization is not transferable or assignable, Seller agrees to cooperate with Buyer, at Buyer’s sole cost, in obtaining the issuance of any new authorization(s) required by Buyer.

4. REPRESENTATIONS AND WARRANTIES.

 4.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

  (a) No Legal Disability. Seller is under no disability with respect to entering into, and performing under, this Agreement.

  (b) Conflicts; Defaults; Consents. Except as set forth on Schedule 4.1(b) attached hereto and made a part hereof, neither the execution and delivery of this Agreement and the other agreements and instruments executed in connection herewith by Seller nor the performance by Seller of the transactions contemplated hereby or thereby will (with or without the giving of notice or the lapse of time or both) (i) violate, conflict with, or constitute a default under, any provisions of, or result in the acceleration of any obligation under, any material contract, sales or service commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree relating to Seller to which Seller is a party or to which Seller or the Acquired Assets may be bound or subject; (ii) result in the creation or imposition of any liens on the Acquired Assets; (iii) violate any statute, law, ordinance or regulation of any jurisdiction, as such statute, law, ordinance or regulation relates to Seller, the violation of which would have a material adverse effect on the Acquired Assets in the hands of Buyer; (iv) constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of any liens; or (v) require any consent, approval authorization or other action by, or filing with or notification to any governmental or regulatory authority.

  (c) Title to the Acquired Assets. Except as set forth on Schedule 4.1(c) attached hereto and made a part hereof, Seller has good and marketable title to, and, at the Effective Time will have the right to transfer to Buyer, each of the Acquired Assets free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (collectively, the “Encumbrances”). Subject to the foregoing, Seller will transfer the Acquired Assets to Buyer with good, marketable and insurable title, free and clear of all Encumbrances.

  (d) Condition of Acquired Assets. No person other than Seller owns any of the Acquired Assets.

  (e) Compliance with Laws, Permits and Licenses. Except as disclosed on Schedule 4.1(e) attached hereto and made a part hereof, Seller has complied with all applicable laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder (collectively “Laws”) of federal, state, local, and foreign governments (and all agencies thereof), with respect to the Acquired Assets. Except as set forth on Schedule 4.1(e), there exists no fact, condition, situation or circumstance, which individually or in the aggregate, and after notice or lapse of time or both, would constitute material non-compliance with or give rise to material future liability with respect to any such Laws.

  (f) No Third Party Options. There are no existing agreements, options, commitments or rights with, of or to any person other than Buyer to acquire any of Seller’s assets, properties or rights included in the Acquired Assets or any interest therein.

  (g) Litigation. Except as set forth on Schedule 4.1(g) attached hereto and made a part hereof, no litigation, including any arbitration, investigation, or other proceeding of or before any court, arbitrator or governmental or regulatory official, body, or authority is pending or, to Seller’s Knowledge, is threatened against Seller or which relates to the Acquired Assets or the transactions contemplated by this Agreement, which, singly or in the aggregate, could have a Material Adverse Effect on the Acquired Assets or the transactions contemplated hereby. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree, or award of any court, arbitrator, or governmental or regulatory official body or authority which may adversely affect Seller, the Acquired Assets or the transactions contemplated hereby.

  (h) Contracts and Commitments. Except as disclosed in Schedule 4.1(h) attached hereto and made a part hereof, Seller is not a party to or bound by any oral or written contract, agreement, plan, understanding, commitment or arrangement, relating to the Acquired Assets (collectively, the “Commitments”).

   Seller has delivered to Buyer a correct and complete copy of each Commitment (as amended to date) listed on Schedule 4.1(h). Except as specifically disclosed on Schedule 4.1(h), Seller has performed all obligations required to be performed by it to date under all such Commitments. Seller is not, nor to the Seller’s Knowledge, is any other party to any such Commitment, agreement, instrument, lease, or license in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such Commitment, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation Seller and is enforceable as to it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect relating to creditors rights generally, and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to general principles of equity.

  (i) Brokers, Finders, and Agents. The parties acknowledge that no broker, finder or investment banker is, or will be, entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

  (j) General Representation. None of the information contained in this Agreement nor any of the related documents or schedules attached or related hereto is or will be materially false or misleading or contains any misstatement of fact or omits any fact necessary to be stated in order to make the statements herein or therein not misleading. Seller does not know of any fact relating to the Acquired Assets that has not been disclosed herein or in any document or schedule attached hereto or delivered in connection herewith and which has a Material Adverse Effect or materially and adversely effects the ability of Seller to perform his obligations under this Agreement and related documents or to consummate the transactions contemplated herein.

  (k) Status of Buyer. Seller hereby represents and warrants that he understands that Buyer is a development-stage corporation that has no current business operations and that has never earned a profit. Seller further represents and warrants that he understands and acknowledges that, immediately following the Effective Time, the only business operations of Buyer will be start-up operations relating to Buyer’s business plan described in Schedule 4.1(k) attached hereto and made a part hereof.

  (l) Representations Relating to Buyer’s Common Stock. Seller hereby represents and warrants to Buyer that the shares of Buyer’s common stock being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such securities and further acknowledges that the shares of common stock being issued have not been registered under the Securities Act of 1933, as amended, or any state securities law and are “restricted securities”, as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

  (m) Consent to Legend. Seller hereby consents to the placement of a legend restricting future transfer on the certificates representing the shares of Buyer’s common stock delivered hereunder, which legend shall be in the following, or similar, form:

“THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.”

 4.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

  (a) Organization and Standing; Power and Authority of Buyer. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and Buyer has full power and authority to make and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by Buyer in connection herewith and the transactions contemplated hereby have been duly authorized, executed, and delivered by Buyer. Buyer has all requisite corporate power and authority, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged. This Agreement and all other agreements and instruments delivered by Buyer in connection herewith constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by the availability of equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally.

  (b) Conflicts; Default. Neither the execution and delivery by Buyer of this Agreement or the other agreements and instruments executed in connection herewith by Buyer, nor the performance by Buyer of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or constitute a default under, any of the terms of Buyer’s Certificate of Incorporation or Bylaws, or any provisions of, or result in the acceleration of any obligation under, any material contract, sales or service commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment, or decree which is applicable to Buyer or by which Buyer or its assets is otherwise bound, (ii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental or regulatory authority, (iii) constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of any liens, or (iv) require any consent, approval, authorization or other action by, or filing with or notification to any governmental or regulatory authority.

  (c) Brokers, Finders and Agents. Buyer is not directly or indirectly obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

  (d) Consents. All consents, novations, approvals, filings, authority, and other requirements prescribed by any law, rule or regulation, or any contract, agreement, commitment or undertaking, which must be obtained or satisfied by Buyer for the consummation of the transactions contemplated by this Agreement, have been obtained and satisfied.

5. INDEMNIFICATION.

 5.1 Seller’s Agreement to Indemnify. Seller agrees to indemnify, defend and hold harmless Buyer and Affiliates and their respective successors and assigns from, against and in respect of the full amount of any and all Liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (“Damages”) arising from, in connection with, or incident to:

  (a) any untruth, inaccuracy, breach or omission of, from or in, the representations and warranties made to Buyer herein; or any nonfulfillment of any covenant or agreement of Seller under this Agreement; or from any untruth, inaccuracy, breach or omission of, from or in, any representation or warranty, or any nonfulfillment of any covenant or agreement made by Seller in the Schedules, the exhibits or any other written statement, list, certificate or other instrument furnished to Buyer by or on behalf of Seller pursuant to this Agreement;

  (b) the ownership of the Acquired Assets by Seller prior to the Effective Time;

  (c) any fees, expenses or other payments incurred or owed by Seller to any brokers or comparable third parties retained or employed in connection with the transactions contemplated by this Agreement;

  (d) the failure to pay any transfer taxes; and

  (e) any claim made by a third party alleging facts which, if true, would entitle Buyer to indemnification pursuant to the above.

 5.2 Buyer’s Agreement to Indemnify. Buyer agrees to indemnify and hold harmless Seller and his assigns from, against and in respect of the full amount of any and all Damages arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement or in any document or certificate delivered by Buyer at the Effective Time, and (ii) the ownership of the Acquired Assets by Buyer from and after the Effective Time.

 5.3 Indemnification Procedure.

  (a) Promptly after any person entitled to indemnification under this Section 5 (the “Indemnified Party”) has received notice of or has knowledge of any claim against the Indemnified Party by a person not a party to this Agreement (a “Third Person”) or the commencement of any action or proceeding by a Third Person, it shall give the other party (“Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is prejudiced thereby. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the Damages.

  (b) The Indemnifying Party shall have right to defend, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any personnel, books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party’s possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails to diligently pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith. No party hereto, without the prior written consent of the other, shall settle, compromise or consent to the entry of any judgment with respect to any pending or threatened Claim unless the settlement, compromise or consent (i) provides for and includes an express, unconditional release of all Indemnified Parties and Indemnifying Parties from all liabilities, claims, demands, actions and obligations in connection therewith and (ii) does not provide for any relief other than monetary relief.

 5.4 Additional Remedies. The rights of the Indemnified Party under this Section 5 shall be in addition to any other rights or remedies that might otherwise be available to it at law or in equity and the exercise of such rights shall not operate as a waiver of any of such other rights.

6. POST-EFFECTIVE TIME AGREEMENTS.

 6.1 Survival of Representations and Warranties. The parties shall be entitled to rely upon the representations and warranties of the other parties set forth in this Agreement, and except as otherwise specifically provided herein, such representations and warranties shall survive the Effective Time and remain in full force and effect for a period of two years thereafter, whether or not any party relied on such representations and warranties or had knowledge, acquired either before or after the date hereof, from its own investigation or otherwise, of any fact at variance with of any of such representations and warranties, or any breach thereof.

 6.2 Further Assurances. At any time and from time to time after the Effective Time, at Buyer’s request and without further consideration, Seller will promptly execute, acknowledge and deliver such further documents, and perform such further acts, as Buyer may reasonably request in order to effectively transfer and convey the Acquired Assets to Buyer on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions herein provided.

 6.3 Records. At the Effective Time, Seller shall transfer to Buyer at no additional cost original or full copies of all records, plans, customer lists, documents and other material in tangible and electronic form relating to the Acquired Assets.

7. GENERAL PROVISIONS.

 7.1 Transaction Costs. Each party shall bear all legal, accounting and other expenses incurred by such party in connection with this Agreement and the other agreements and transactions contemplated hereby.

 7.2 Entire Agreement/Amendment. This Agreement (including the Schedules and all Exhibits hereto, which are hereby incorporated by reference herein) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous understandings, agreements, negotiations or representations by or between the parties, written or oral, relating to the subject matter hereof. This Agreement may be amended or supplemented only by a written instrument signed by authorized representatives of the parties.

 7.3 No Third-Party Beneficiaries. Except for Section 5, which is intended to benefit an Indemnified Party, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies or Liabilities under or by reason of this Agreement.

 7.4 Severability. The provisions of this Agreement shall be severable. The unenforceability or invalidity of any one or more provisions, clauses, or sentences hereof shall not render any other provision, clause or sentence herein contained unenforceable or invalid. The portion of the Agreement which is not invalid or unenforceable shall be considered enforceable and binding on the parties and the invalid or unenforceable provision(s), clause(s) or sentence(s) shall be deemed excised, modified or restricted to the extent necessary to render the same valid and enforceable, and this Agreement shall be construed as if such invalid or enforceable provision(s), clause(s), or sentence(s) were omitted. The provisions of this Section 7.4 shall survive the termination of this Agreement for any reason.

 7.5 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. No waiver of any breach of this Agreement shall operate as a waiver of any similar or subsequent breach or any breach of any other provision of this Agreement.

 7.6 Cumulative Rights and Remedies. All rights and remedies under this Agreement shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

 7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law.

 7.8 Public Announcement. Buyer shall have the exclusive right to issue a press release or otherwise make any public statements with respect to the transactions contemplated herein.

 7.9 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

  If to Seller:
James Kaufman
______________________
______________________

  If to Buyer:
I Crystal, Inc.
______________________
______________________

 7.10 Currency. All monetary amounts expressed in this Agreement and all payments required by this Agreement are and shall be in United States dollars.

 7.11 Assignment. No party’s rights and obligations under this Agreement may be assigned without the prior written consent of the other parties and any attempted assignment in violation of the preceding sentence shall be void; provided, however, that Buyer may, at its option, assign its interest to a third party which is under common control with Buyer or to a successor in interest, by merger or otherwise or to a lender to secure any loan from such lender to Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

 7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 7.13 Construction. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both parties have contributed substantially and materially to the preparation of this Agreement. Therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties.

 7.14 Dispute Resolution.

  (a) Negotiation. If a dispute arises out of or relates to this Agreement or the breach thereof, within twenty (20) days of receipt of written notice of a dispute, the parties shall attempt in good faith to resolve such dispute by negotiation among senior executives who have authority to settle the controversy.

  (b) Mediation. If the dispute cannot be settled through such negotiations, the parties agree to try in good faith to settle the dispute by mediation within 20 days immediately following the 20-day period set forth in Section 7.14(a), in Dallas, Texas, under the Commercial Mediation Rules of the American Arbitration Association (“AAA”).

  (c) Arbitration. If the dispute cannot be settled by mediation as set forth in Section 7.14(b), the parties agree to submit the dispute to binding arbitration in Dallas, Texas, under Delaware and applicable Federal law. Such demand shall set forth the names of the other party or parties. The arbitration provided for in this Section 7.14(c) shall be conducted under the auspices of the AAA, utilizing the AAA’s applicable rules for arbitration of commercial disputes, and shall be decided by one arbitrator. Except as otherwise provided herein, the Arbitrators shall have the authority to award any remedy or relief a state or federal court of the State of Delaware could order or grant, including, without limitation, specific performance, the awarding of compensatory damages, the issuance of an injunction and other equitable relief, but specifically excluding punitive damages. If the remedy sought is a monetary award, each party shall simultaneously, on the twentieth business day following the commencement of the arbitration, submit to the Arbitrators the amount that party believes should be awarded, and with respect to compensatory damages, the Arbitrators shall make an award in whichever of the two amounts they deem most reasonable. The Arbitrators’ decision shall be issued with findings of fact and conclusions of law and shall be non-appealable. Notwithstanding anything in this Section 7.14 to the contrary, the losing party in a dispute hereunder shall pay all reasonable legal fees and expenses incurred by the prevailing party in connection with the arbitration.

8. DEFINITIONS.

 “Acquired Assets” has the meaning set forth in Section 1.1, above.

 “Affiliate” means any Person, hereafter defined, that directly or indirectly controls, is controlled by, or is under common control of a specified person.

 “Buyer” has the meaning set forth in the preface above.

 “Control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of partnership interests, by contract or otherwise.

 “Damages” has the meaning set forth in Section 5.1 above.

 “Encumbrance” means any mortgage, pledge, lien, encumbrance, charge or other security interest upon any of the Acquired Assets.

 “Governmental Authority” means governmental or administrative authorities, whether foreign, federal, state, provincial, local or other political subdivisions or agencies of any of the foregoing.

 “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

 “Purchase Price” has the meaning set forth in Section 1.3 above.

 “Seller” has the meaning set forth in the preface above.

 “Seller’s Knowledge” and variants thereof mean the actual knowledge of Seller and such other knowledge as Seller should have known in the exercise of reasonable and customary due diligence.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

 BUYER:

 I CRYSTAL, INC.

 By: /s/ DAVID LOFLIN
 David Loflin
 Chief Executive Officer

SELLER:

/s/ TOMMY LOFLIN

SCHEDULE 1.1	Acquired Assets

Acquired Assets

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